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                                                                     EXHIBIT 5.1



[VINSON & ELKINS L.L.P.]                              VINSON & ELKINS L.L.P.
                                                      2300 FIRST CITY TOWER
                                                      1001 FANNIN STREET
                                                      HOUSTON, TEXAS 77002-6760
                                                      TELEPHONE (713) 758-2222
                                                      FAX (713) 758-2346
                                                      www.velaw.com



January 16, 2003



Veritas DGC Inc.
10300 Town Park
Houston, Texas 77072

Ladies and Gentlemen:

         We have acted as counsel for Veritas DGC Inc., Delaware corporation (the "Company"), with respect to certain legal matters in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the registration of 1,000,000 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") pursuant to the Veritas DGC Inc. Employee Share Purchase Plan (the "Purchase Plan"). The shares of Common Stock that are to be issued under the Purchase Plan are referred to herein as the "Shares."

         In connection with the foregoing, we have examined or are familiar with the certificate of incorporation and the bylaws, in each case, as amended to the date hereof, of the Company, the corporate proceedings with respect to the authorization and approval of the registration of the Shares, the Registration Statement, and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that when the Shares are duly authorized for issuance under the Purchase Plan and, when issued in accordance with the provisions of the Purchase Plan, the Shares will be validly issued and fully paid and non-assessable.

         The foregoing opinion is limited to the federal laws of the United States of America, the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by the federal courts and the courts of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                             Very truly yours,



                                             Vinson & Elkins L.L.P